EXHIBIT 8

LIST OF SUBSIDIARIES

		Bank’s Participation as at December 31, 2006
Primary Operating Area	Country of incorporation	Direct	Indirect	Total
International banking activities
The South African Bank of Athens Ltd.	South Africa	91.44%	8.06%	99.50%
National Bank of Greece Cyprus Ltd.	Cyprus	100.00%	—	100.00%
Stopanska Banka A.D.	FYROM	71.20%	—	71.20%
United Bulgarian Bank (UBB)	Bulgaria	99.91%	—	99.91%
Banca Romaneasca	Romania	88.71%	—	88.71%
Finansbank SA	Turkey	46,00%	—	46,00%
Vojvodjanska Banca A.D. Novi Sad	Serbia	99,43%	—	99,43%
Investment banking and venture capital
NBG Venture Capital S.A.	Greece	—	100.00%	100.00%
NBG Greek Fund Ltd.	Cyprus	100.00%	—	100.00%
ETEBA Emerging Markets Fund Ltd.	Cyprus	100.00%	—	100.00%
ETEBA Estate Fund Ltd.	Cyprus	100.00%	—	100.00%
ETEBA Venture Capital Management S.A.	Cyprus	100.00%	—	100.00%
NBG International	UK	100.00%	—	100.00%
ETEBA Bulgaria A.D. Sofia	Bulgaria	92.00%	8.00%	100.00%
ETEBA Romania S.A.	Romania	100.00%	—	100.00%
Innovative Ventures S.A. (I-Ven)	Greece	—	100.00%	100.00%
Financial Services
National Securities SA.	Greece	100.00%	—	100.00%
Ethniki Kefalaiou S.A.	Greece	100.00%	—	100.00%
Diethniki S.A.	Greece	81.00%	19.00%	100.00%
National Management and Organization Company S.A.	Greece	100.00%	—	100.00%
Ethniki Leasing S.A.	Greece	93.33%	6.67%	100.00%
Ethniki Mutual Fund Management S.A.	Greece	100.00%	—	100.00%
National Securities Cyprus (Ethnosecurities)	Cyprus	—	100.00%	100.00%
NBGI Inc.	USA	—	100.00%	100.00%
NBGI Private Equity Limited	UK	—	100.00%	100.00%
Interlease A.D. Sofia	Bulgaria	100.00%	—	100.00%
EURIAL Leasing SA	Romania	70.00%	—	70.00%
NBG Luxembourg	Luxembourg	94.67%	5.33%	100.00%
NBG Luxfinance	Luxembourg	94.67%	5.33%	100.00%
NBG International Holding BV	Holland	100.00%	—	100.00%
NBGI Private Equity Funds	UK	100.00%	—	100.00%
Insurance
NBG Bancassurance S.A.	Greece	99.70%	0.30%	100.00%
Ethniki Hellenic General Insurance	Greece	76.74%	—	76.74%
Business consulting
Ethnodata	Greece	98.41%	1.59%	100.00%

NBG Training Center S.A.	Greece	100.00%	—	100.00%
Ethnoplan S.A.	Greece	—	100.00%	100.00%
Selected non-banking participations
NBG Management Services	Cyprus	100.00%	—	100.00%
DIONISOS S.A.	Greece	99.91%	—	99.91%
KADMOS S.A.	Greece	100.00%	—	100.00%
EKTENEPOL Construction Company	Greece	100.00%	—	100.00%
Mortgage, Tourist PROTYPOS S.A.	Greece	100.00%	—	100.00%
GRAND HOTEL SUMMER PALACE S.A.	Greece	100.00%	—	100.00%
Hellenic Tourist Constructions S.A.	Greece	77.76%	—	77.76%
ASTIR PALACE VOULIAGMENIS S.A.	Greece	78.06%	—	78.06%
Ethniki Ktimatikis Ekmetalefsis	Greece	100.00%	—	100.00%